Exhibit 99.1

FOR IMMEDIATE RELEASE

First Commonwealth Announces Third Quarter 2026 Earnings; Declares Quarterly Dividend and Announces Additional Share Repurchase Authorization

Indiana, PA, October 27, 2026 - First Commonwealth Financial Corporation (NYSE: FCF) today announced financial results for the third quarter of 2026.

Financial Summary

(dollars in thousands,	For the Three Months Ended			For the Nine Months Ended
except per share data)	September 30,	June 30,	September 30,	September 30,	September 30,
	2026	2026	2025	2026	2025
Reported Results
Net income	$44,943	$44,589	$41,328	$127,080	$107,426
Diluted earnings per share	$0.45	$0.44	$0.39	$1.25	$1.04
Return on average assets	1.46%	1.47%	1.34%	1.39%	1.20%
Return on average equity	11.44%	11.44%	10.71%	10.88%	9.67%

Operating Results (non-GAAP)(1)
Core net income	$45,442	$44,427	$41,166	$127,329	$113,442
Core diluted earnings per share	$0.45	$0.44	$0.39	$1.26	$1.10
Core pre-tax pre-provision net revenue	$65,495	$64,999	$62,942	$188,348	$168,498
Provision expense	$14,188	$8,931	$11,327	$33,852	$25,961
Provision for credit losses - acquisition day 1 non-PCD	$—	$—	$—	$—	$3,759
Net charge-offs	$4,581	$11,441	$12,247	$24,183	$18,103
Reserve build/(release)(2)	$6,100	$(1,758)	$(3,361)	$7,757	$10,699
Core return on average assets (ROAA)	1.48%	1.46%	1.34%	1.40%	1.26%
Core pre-tax pre-provision ROAA	2.13%	2.14%	2.05%	2.06%	1.88%
Return on average tangible common equity	15.73%	15.71%	14.96%	14.98%	13.55%
Core return on average tangible common equity	15.90%	15.66%	14.90%	15.01%	14.29%
Core efficiency ratio	53.15%	52.24%	52.30%	53.58%	54.98%
Net interest margin (FTE)	4.11%	4.01%	3.92%	4.02%	3.79%
(1)Core operating results are a non-GAAP measure used by management to measure performance in operating the business that management believes enhances investors' ability to better understand the underlying business performance and trends related to core business activities. A full reconciliation of non-GAAP financial measures may be found at the end of the financial statements which accompany this release.
(2)Reserve build/(release) represents the net change in the Company's allowance for credit losses (ACL) from the prior period.

Third Quarter 2026 Highlights
•GAAP Net income of $44.9 million and diluted earnings per share of $0.45 represented an increase of $0.4 million, or $0.01 per share, from the prior quarter and an increase of $3.6 million, or $0.06 per share, from the third quarter of 2025
◦Core net income(1) of $45.4 million and core earnings per share of $0.45 represented an increase of $1.0 million, or $0.01 per share, from the prior quarter and an increase of $4.3 million, or $0.06 per share, from the third quarter of 2025
◦Core pre-tax pre-provision net revenue (PPNR)(1) totaled $65.5 million, an increase of $0.5 million from the previous quarter and an increase of $2.6 million from the third quarter of 2025
•Net interest income (FTE) of $116.7 million increased $3.9 million from the previous quarter and increased $5.3 million from the third quarter of 2025
•Noninterest income (excluding securities gains of $0.3 million in 2Q26) of $26.7 million was unchanged from the previous quarter and increased $2.2 million from the third quarter of 2025
•Noninterest expense (excluding merger-related expense of $0.1 million in 3Q26, $0.1 million in 2Q26, and $0.2 million in 3Q25) of $78.1 million increased $4.0 million from the previous quarter and increased $5.4 million from the third quarter of 2025
•Income tax provision decreased $6.0 million from the previous quarter due to the recognition of $4.7 million in Federal income tax credits recognized in the third quarter of 2026
•Total loans increased $63.4 million, or 2.6% annualized, from the previous quarter
•End-of period deposits increased $13.8 million, or 0.5% annualized, compared to the prior quarter
◦Average deposits decreased $87.1 million, or 3.3% annualized, compared to the prior quarter
•The loan-to-deposit ratio increased to 93.2% at the end of the third quarter of 2026 as compared to 92.7% at the end of the previous quarter
Profitability
•The net interest margin of 4.11% increased 10 basis points compared to the prior quarter and increased 19 basis points from the third quarter of 2025
•The core efficiency ratio(1) increased 91 basis points to 53.15% compared to the prior quarter and increased 85 basis points from the third quarter of 2025
•Core ROAA increased two basis points to 1.48% compared to the prior quarter and increased 14 basis points from the third quarter of 2025
•Core pre-tax pre-provision ROAA(1) decreased one basis points to 2.13% compared to the prior quarter and increased eight basis points from the third quarter of 2025
•Core return on average tangible common equity (ROATCE)(1) increased 24 basis points to 15.90% compared to the prior quarter and increased 100 basis points from the third quarter of 2025
Asset quality
•The provision for credit losses was $14.2 million, an increase of $5.3 million compared to the previous quarter
•The allowance for credit losses as a percentage of period-end loans was 1.40%, an increase of five basis points from the previous quarter
•Total nonperforming loans of $95.2 million increased $13.6 million from the previous quarter
•Net charge-offs on loans totaled $4.6 million, a decrease of $6.9 million from the previous quarter
◦Net charge-offs as a percentage of average loans (annualized) was 0.19% in the third quarter of 2026, as compared to 0.49% in the previous quarter

Strong capital positions
•The Common Equity Tier I Capital Ratio was 11.9% at September 30, 2026, which represents $539.4 million in excess capital above the regulatory “well capitalized” requirement of 6.5%
•A total of 4,156,764 shares at a weighted average price of $21.18 were repurchased during the third quarter of 2026 under the Company’s previously authorized share repurchase programs. On October 27, 2026, the Board of Directors authorized an additional $25 million share repurchase program.
“Third-quarter results reflected higher revenue, net interest margin expansion and modest loan growth, alongside a higher provision expense and operating expenses,” stated T. Michael Price, President and Chief Executive Officer. “Our near-term priorities include continuing to improve credit performance, generating profitable growth and controlling expenses to create positive operating leverage. We believe a mission-driven community bank of our size remains important and relevant to our stakeholders.”
Earnings
GAAP net income for the third quarter of 2026 was $44.9 million, or $0.45 per share, compared to $44.6 million, or $0.44 per share in the second quarter of 2026, and $41.3 million, or $0.39 per share for the third quarter of 2025.
Core net income for the third quarter of 2026 was $45.4 million, or $0.45 per share, compared to $44.4 million, or $0.44 per share in the second quarter of 2026, and $41.2 million, or $0.39 per share for the third quarter of 2025.
Net Interest Income and Net Interest Margin
Net interest income (FTE) of $116.7 million increased $3.9 million from the previous quarter and increased $5.3 million from the prior-year quarter. The increase from the previous quarter was primarily due to a 10 basis point expansion in the net interest margin and one additional day in the quarter.
The net interest margin for the third quarter of 2026 was 4.11%, an increase of 10 basis points from the previous quarter and an increase of 19 basis points from the third quarter of 2025. The increase from the previous quarter was primarily due to a seven basis point decrease in the cost of deposits and a $104.8 million increase in average loans combined with a $106.7 million decrease in average cash balances. The net interest margin benefitted further by a two basis points increase in the yield on loans primarily due to higher yields on variable/adjustable loans and the upward repricing of fixed rate loans. The total cost of funds was 1.74% in the third quarter of 2026, which represents a decrease of five basis points from the previous quarter.
Total average deposits decreased $87.1 million, or 3.3% annualized, in the third quarter of 2026 as compared to the previous quarter. Average time deposits decreased $163.8 million and average noninterest-bearing deposits grew $72.4 million.
Asset Quality
Provision expense in the third quarter of 2026 totaled $14.2 million as compared to $8.9 million in the previous quarter. The increase from the prior quarter was due to a $3.5 million increase in reserves for unfunded commitments and a $6.7 million increase in reserves primarily for three individually analyzed commercial credits, two of which were transferred to nonaccrual status during the third quarter of 2026.
The allowance for credit losses as a percentage of end-of-period loans in the third quarter of 2026 was 1.40% as compared to 1.35% in the previous quarter.
At September 30, 2026, nonperforming loans totaled $95.2 million, an increase of $13.6 million from the previous quarter. The increase in nonperforming loans was primarily due to the migration of two commercial credits with an aggregate balance of $21.0 million to nonaccrual status.
Nonperforming loans represented 0.99% of total loans for the period ended September 30, 2026 as compared to 0.86% and 0.91% for the periods ended June 30, 2026 and September 30, 2025, respectively.
During the third quarter of 2026, net charge-offs were $4.6 million as compared to $11.4 million in the previous quarter and $12.2 million in the third quarter of 2025. The decrease from the previous quarter was primarily due to the resolution of six commercial credits with an aggregate balance of $6.9 million in the previous quarter.
Net charge-offs as a percentage of average loans (annualized) were 0.19%, 0.49% and 0.50% for the periods ended September 30, 2026, June 30, 2026 and September 30, 2025, respectively.

Noninterest Income and Noninterest Expense
Noninterest income (excluding securities gains of $0.3 million in 2Q26 and $0.4 million in 3Q25) of $26.7 million for the third quarter of 2026 was unchanged from $26.7 million for the second quarter of 2026 but increased by $2.2 million from $24.5 million for the third quarter of 2025.
Swap fee income increased $0.3 million, Trust income increased $0.3 million and gain on sale of Mortgage loans increased $0.2 million. These were offset by a $0.8 million decrease in gains on the redemption of subordinated debt, which was recognized in the previous quarter.
Noninterest expense (excluding merger-related expense of $0.1 million in 3Q26, $0.1 million in 2Q26 and $0.2 million in 3Q25) was $78.1 million for the third quarter of 2026, as compared to $74.1 million in the second quarter of 2026 and $72.7 million in the third quarter of 2025.
The $4.0 million increase in noninterest expense from the previous quarter was driven by a $1.6 million increase in salaries and benefits, a $0.8 million increase in the loss on sale or write-down of assets due to the termination of a sale leaseback agreement, a $0.7 million increase in furniture and equipment and a $0.7 million increase in FDIC insurance due to a lower assessment rate in the previous quarter.
The core efficiency ratio was 53.15% during the third quarter of 2026 as compared to 52.24% in the previous quarter and 52.30% in the third quarter of 2025.
Full time equivalent staff was 1,575, 1,589 and 1,548 at September 30, 2026, June 30, 2026 and September 30, 2025, respectively.
Tax, Dividends and Capital
During the third quarter, the Company purchased $54.7 million in renewable energy tax credits, at a discount, a process which began in the second quarter. The Company intends to apply these credits towards its federal tax liability for 2025 and prior tax years. The purchase of these credits reduced taxes payable by $4.7 million in the third quarter.
First Commonwealth Financial Corporation declared a common stock quarterly dividend of $0.14 per share, which represents a 3.7% increase from the third quarter of 2025. The cash dividend is payable on November 20, 2026 to shareholders of record as of November 6, 2026. This dividend represents a 2.6% projected annual yield utilizing the October 26, 2026 closing market price of $21.19.
On October 27, 2026, the Board of Directors authorized an additional $25 million share repurchase program.
First Commonwealth’s capital ratios for Total, Tier I, Leverage and Common Equity Tier I at September 30, 2026 were 14.3%, 12.6%, 10.6% and 11.9%, respectively. First Commonwealth’s current capital levels exceed the fully phased-in Basel III capital requirements issued by U.S. bank regulators.
Conference Call
First Commonwealth will host a quarterly conference call to discuss its financial results for the third quarter of 2026 on Wednesday, October 28, 2026 at 2:00 PM (ET). The call can be accessed by dialing (toll free) +1 833-461-5787 conference ID # 201 203 787 or through the Company’s web page, http://www.fcbanking.com/InvestorRelations. A link to the webcast replay will also be accessible on the Company’s webpage for 30 days.
About First Commonwealth Financial Corporation
First Commonwealth Financial Corporation (NYSE: FCF), headquartered in Indiana, Pennsylvania, is a financial services Company with 126 community banking offices in 30 counties throughout western and central Pennsylvania and throughout Ohio, as well as commercial lending operations in Pittsburgh and Harrisburg, Pennsylvania, and Canton, Cleveland, Columbus and Cincinnati, Ohio. The Company also operates mortgage offices in Wexford, Pennsylvania, as well as Hudson and Lewis Center, Ohio. First Commonwealth provides a full range of commercial banking, consumer banking, mortgage, equipment finance, wealth management and insurance products and services through its subsidiaries First Commonwealth Bank and First Commonwealth Insurance Agency. For more information about First Commonwealth or to open an account today, please visit www.fcbanking.com.
Forward-Looking Statements
Certain statements contained in this release that are not historical facts may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as

amended (the “Exchange Act”), and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in our future filings with the Securities and Exchange Commission, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute “forward-looking statements” as well. These statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of words such as “may,” “will,” “should,” “could,” “would,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate” or words of similar meaning. These forward-looking statements are subject to significant risks, assumptions and uncertainties, and could be affected by many factors, including, but not limited to: (1) volatility and disruption in national and international financial markets; (2) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board; (3) inflation, interest rate, commodity price, securities market and monetary fluctuations; (4) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which First Commonwealth or its customers must comply; (5) the soundness of other financial institutions; (6) political instability; (7) impairment of First Commonwealth’s goodwill or other intangible assets; (8) acts of God or of war or terrorism; (9) the timely development and acceptance of new products and services and perceived overall value of these products and services by users; (10) changes in consumer spending, borrowings and savings habits; (11) changes in the financial performance and/or condition of First Commonwealth’s borrowers; (12) technological changes; (13) acquisitions and integration of acquired businesses; (14) First Commonwealth’s ability to attract and retain qualified employees; (15) changes in the competitive environment in First Commonwealth’s markets and among banking organizations and other financial service providers; (16) the ability to increase market share and control expenses; (17) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (18) the reliability of First Commonwealth’s vendors, internal control systems or information systems; (19) the costs and effects of legal and regulatory developments, the resolution of legal proceedings or regulatory or other governmental inquiries, the results of regulatory examinations or reviews and the ability to obtain required regulatory approvals; and (20) other risks and uncertainties described in this report and in the other reports that we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K.
In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements in this release. We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Media Relations:
Ron Wahl
Communications and Media Relations
Phone: 724-463-6806
E-mail: RWahl@fcbanking.com

Investor Relations:
Ryan M. Thomas
Vice President / Finance and Investor Relations
Phone: 724-463-1690
E-mail: RThomas1@fcbanking.com

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2026	2026	2025	2026	2025
SUMMARY RESULTS OF OPERATIONS
Net interest income	$116,320	$112,442	$111,123	$337,736	$312,886
Provision for credit losses	14,188	8,931	11,327	33,852	25,961
Provision for credit losses — acquisition day 1 non-PCD	—	—	—	—	3,759
Noninterest income	26,727	26,997	24,857	78,311	72,108
Noninterest expense	78,184	74,235	72,834	228,014	220,352
Net income	44,943	44,589	41,328	127,080	107,426
Core net income (5)	45,442	44,427	41,166	127,329	113,442
Earnings per common share (diluted)	$0.45	$0.44	$0.39	$1.25	$1.04
Core earnings per common share (diluted) (6)	$0.45	$0.44	$0.39	$1.26	$1.10
KEY FINANCIAL RATIOS
Return on average assets	1.46%	1.47%	1.34%	1.39%	1.20%
Core return on average assets (7)	1.48%	1.46%	1.34%	1.40%	1.26%
Return on average assets, pre-provision, pre-tax	2.11%	2.15%	2.05%	2.06%	1.83%
Core return on average assets, pre-provision, pre-tax	2.13%	2.14%	2.05%	2.06%	1.88%
Return on average shareholders' equity	11.44%	11.44%	10.71%	10.88%	9.67%
Return on average tangible common equity (8)	15.73%	15.71%	14.96%	14.98%	13.55%
Core return on average tangible common equity (9)	15.90%	15.66%	14.90%	15.01%	14.29%
Core efficiency ratio (2)(10)	53.15%	52.24%	52.30%	53.58%	54.98%
Net interest margin (FTE) (1)	4.11%	4.01%	3.92%	4.02%	3.79%

Book value per common share	$15.31	$15.52	$14.78
Tangible book value per common share (11)	11.20	11.58	10.94
Market value per common share	20.23	20.33	17.05
Cash dividends declared per common share	0.140	0.140	0.135	0.415	0.400
ASSET QUALITY RATIOS
Nonperforming loans and leases as a percent of end-of-period loans and leases(3)	0.99%	0.86%	0.91%
Nonperforming assets as a percent of total assets (3)	0.83%	0.70%	0.74%
Net charge-offs as a percent of average loans and leases (annualized) (4)	0.19%	0.49%	0.51%
Allowance for credit losses as a percent of nonperforming loans and leases (4)	140.20%	156.08%	148.04%
Allowance for credit losses as a percent of end-of-period loans and leases (4)	1.40%	1.35%	1.34%
CAPITAL RATIOS
Shareholders' equity as a percent of total assets	12.2%	12.9%	12.5%
Tangible common equity as a percent of tangible assets (12)	9.2%	9.9%	9.6%
Leverage Ratio	10.6%	11.1%	10.8%
Risk Based Capital - Tier I	12.6%	13.4%	12.7%
Risk Based Capital - Total	14.3%	15.1%	14.4%
Common Equity - Tier I	11.9%	12.6%	12.0%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2026	2026	2025	2026	2025
INCOME STATEMENT
Interest income	$162,309	$159,322	$162,709	$478,849	$468,763
Interest expense	45,989	46,880	51,586	141,113	155,877
Net Interest Income	116,320	112,442	111,123	337,736	312,886
Provision for credit losses	14,188	8,931	11,327	33,852	25,961
Provision for credit losses - acquisition day 1 non-PCD	—	—	—	—	3,759
Net Interest Income after Provision for Credit Losses	102,132	103,511	99,796	303,884	283,166
Net securities gains (losses)	33	311	369	573	(4,773)
Gain on sale of VISA	—	—	—	—	5,146
Trust income	3,900	3,583	3,477	10,891	9,528
Service charges on deposit accounts	5,990	5,744	5,913	17,264	16,946
Insurance and retail brokerage commissions	2,920	3,085	3,499	9,272	9,766
Income from bank owned life insurance	1,990	2,144	1,712	5,930	5,152
Gain on sale of mortgage loans	2,512	2,337	2,132	7,064	5,355
Gain on sale of other loans and assets	2,275	2,028	1,085	6,485	4,690
Gain on early redemption of subordinated debt	—	806	—	806	—
Card-related interchange income	3,980	4,005	3,985	11,646	11,637
Derivative mark-to-market	95	95	2	184	(151)
Swap fee income	721	383	243	1,226	1,517
Other income	2,311	2,476	2,440	6,970	7,295
Total Noninterest Income	26,727	26,997	24,857	78,311	72,108
Salaries and employee benefits	44,351	42,734	40,717	129,959	121,716
Net occupancy	5,311	5,017	5,110	15,893	15,733
Furniture and equipment	4,858	4,174	4,427	13,855	13,167
Data processing	4,416	4,152	4,260	12,751	12,162
Pennsylvania shares tax	1,593	1,505	1,337	4,428	4,012
Advertising and promotion	1,746	1,438	1,931	4,855	4,760
Intangible amortization	1,341	1,303	1,567	4,008	4,009
Other professional fees and services	1,653	1,650	1,843	4,409	5,366
FDIC insurance	1,802	1,147	1,653	4,538	4,582
Litigation and operational losses	457	776	582	2,090	1,845
Loss on sale or write-down of assets	911	86	87	1,564	373
Merger and acquisition	84	106	165	307	4,229
Other operating expenses	9,661	10,147	9,155	29,357	28,398
Total Noninterest Expense	78,184	74,235	72,834	228,014	220,352
Income before Income Taxes	50,675	56,273	51,819	154,181	134,922
Income tax provision	5,732	11,684	10,491	27,101	27,496
Net Income	$44,943	$44,589	$41,328	$127,080	$107,426

Shares Outstanding at End of Period	96,927,715	101,101,529	104,293,298	96,927,715	104,293,298
Average Shares Outstanding Assuming Dilution	100,077,971	101,558,853	104,754,917	101,272,158	103,509,902

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	September 30,	June 30,	September 30,
	2026	2026	2025
BALANCE SHEET (Period End)
Assets
Cash and due from banks	$93,509	$110,327	$117,241
Interest-bearing bank deposits	34,502	69,308	44,170
Securities available for sale, at fair value	1,041,738	1,126,573	1,100,437
Securities held to maturity, at amortized cost	555,660	574,542	479,915
Loans held for sale	37,676	44,764	62,566

Loans and leases	9,537,685	9,467,229	9,688,288
Allowance for credit losses	(133,525)	(127,425)	(129,605)
Net loans and leases	9,404,160	9,339,804	9,558,683

Goodwill and other intangibles	398,585	398,327	400,851
Other assets	631,105	544,181	546,513
Total Assets	$12,196,935	$12,207,826	$12,310,376

Liabilities and Shareholders' Equity
Noninterest-bearing demand deposits	$2,469,526	$2,413,605	$2,420,235

Interest-bearing demand deposits	1,845,430	1,802,938	1,904,381
Savings deposits	4,403,730	4,360,889	4,103,904
Time deposits	1,555,223	1,682,629	1,802,820
Total interest-bearing deposits	7,804,383	7,846,456	7,811,105

Total deposits	10,273,909	10,260,061	10,231,340

Short-term borrowings	167,672	137,946	149,557
Long-term borrowings	121,700	125,084	262,057
Total borrowings	289,372	263,030	411,614

Other liabilities	149,605	115,567	125,585
Shareholders' equity	1,484,049	1,569,168	1,541,837
Total Liabilities and Shareholders' Equity	$12,196,935	$12,207,826	$12,310,376

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended						For the Nine Months Ended
	September 30,	Yield/	June 30,	Yield/	September 30,	Yield/	September 30,	Yield/	September 30,	Yield/
	2026	Rate	2026	Rate	2025	Rate	2026	Rate	2025	Rate
NET INTEREST MARGIN

Assets
Loans and leases (FTE)(1)(3)	$9,564,799	6.09%	$9,460,013	6.07%	$9,653,118	6.08%	$9,530,366	6.06%	$9,386,232	6.04%
Interest bearing bank deposits	51,682	4.18%	158,346	3.86%	40,159	4.85%	138,700	3.89%	58,735	4.79%
Securities (FTE)(1)	1,645,861	3.69%	1,657,454	3.66%	1,597,369	3.60%	1,611,454	3.64%	1,621,458	3.62%
Total Interest-Earning Assets (FTE) (1)	11,262,342	5.73%	11,275,813	5.68%	11,290,646	5.73%	11,280,520	5.69%	11,066,425	5.68%
Noninterest-earning assets	920,744		915,320		919,357		919,002		931,187
Total Assets	$12,183,086		$12,191,133		$12,210,003		$12,199,522		$11,997,612

Liabilities and Shareholders' Equity
Interest-bearing demand and savings deposits	$6,225,685	1.90%	$6,221,376	1.92%	$6,064,450	2.03%	$6,197,714	1.92%	$5,945,303	2.08%
Time deposits	1,605,301	3.29%	1,769,090	3.43%	1,734,804	3.66%	1,730,813	3.43%	1,748,621	3.85%
Short-term borrowings	111,701	3.56%	26,854	2.18%	128,548	3.89%	57,067	3.08%	108,877	3.84%
Long-term borrowings	124,970	5.98%	131,357	5.55%	262,186	4.97%	154,591	5.47%	262,540	4.98%
Total Interest-Bearing Liabilities	8,067,657	2.26%	8,148,677	2.31%	8,189,988	2.50%	8,140,185	2.32%	8,065,341	2.58%
Noninterest-bearing deposits	2,438,977		2,366,559		2,366,509		2,381,931		2,312,469
Other liabilities	117,992		112,616		122,896		116,092		135,251
Shareholders' equity	1,558,460		1,563,281		1,530,610		1,561,314		1,484,551
Total Noninterest-Bearing Funding Sources	4,115,429		4,042,456		4,020,015		4,059,337		3,932,271
Total Liabilities and Shareholders' Equity	$12,183,086		$12,191,133		$12,210,003		$12,199,522		$11,997,612

Net Interest Margin (FTE) (annualized)(1)		4.11%		4.01%		3.92%		4.02%		3.79%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	September 30,	June 30,	September 30,
	2026	2026	2025
Loan and Lease Portfolio Detail
Commercial Loan and Lease Portfolio:
Commercial, financial, agricultural and other	$1,295,117	$1,286,633	$1,374,627
Commercial real estate	3,043,642	3,083,774	3,408,801
Equipment finance loans and leases	827,547	784,754	634,398
Real estate construction	465,766	456,253	403,548
Total Commercial	5,632,072	5,611,414	5,821,374

Consumer Loan Portfolio:
Closed-end mortgages	1,820,314	1,811,748	1,858,471
Home equity lines of credit	571,211	556,418	524,254
Real estate construction	31,904	30,413	41,894
Total Real Estate - Consumer	2,423,429	2,398,579	2,424,619

Auto & RV loans	1,416,187	1,390,894	1,370,551
Direct installment	21,919	22,085	24,115
Personal lines of credit	42,412	42,564	45,657
Student loans	1,666	1,693	1,972
Total Other Consumer	1,482,184	1,457,236	1,442,295
Total Consumer Portfolio	3,905,613	3,855,815	3,866,914
Total Portfolio Loans and Leases	9,537,685	9,467,229	9,688,288
Loans held for sale	37,676	44,764	62,566
Total Loans and Leases	$9,575,361	$9,511,993	$9,750,854

	September 30,	June 30,	September 30,
	2026	2026	2025
ASSET QUALITY DETAIL
Nonperforming Loans and Leases:
Loans and leases on a nonaccrual basis	$68,909	$50,298	$53,178
Loans and leases on a nonaccrual basis - with government guarantees	17,638	22,510	23,444
Loans held for sale on a nonaccrual basis	—	—	1,138
Loans and leases on a nonaccrual basis - acquired	7,892	8,031	9,928
Loans and leases on a nonaccrual basis - acquired with government guarantees	801	801	997
Total Nonperforming Loans and Leases	$95,240	$81,640	$88,685
Other real estate owned ("OREO")	4,534	2,270	853
Repossessions ("Repos")	1,972	1,368	1,503
Total Nonperforming Assets	$101,746	$85,278	$91,041
Loans past due in excess of 90 days and still accruing	13,408	3,218	2,117
Classified loans and leases	174,586	148,407	124,902
Criticized loans and leases	288,019	286,497	248,214

Nonperforming assets as a percentage of total loans and leases, plus OREO and Repos (4)	1.07%	0.90%	0.94%
Allowance for credit losses	$133,525	$127,425	$129,605

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2026	2026	2025	2026	2025
Net Charge-offs (Recoveries):
Commercial, financial, agricultural and other	$3,164	$7,838	$6,927	$14,610	$7,982
Real estate construction	—	—	829	326	829
Commercial real estate	(211)	1,999	3,011	4,056	4,932
Residential real estate	44	267	106	430	149
Loans to individuals	1,584	1,337	1,374	4,761	4,211
Net Charge-offs	$4,581	$11,441	$12,247	$24,183	$18,103

Net charge-offs as a percentage of average loans and leases outstanding (annualized) (4)	0.19%	0.49%	0.51%	0.34%	0.26%
Provision for credit losses as a percentage of net charge-offs	309.71%	78.06%	92.49%	139.98%	143.41%
Provision for credit losses	$14,188	$8,931	$11,327	$33,852	$25,961

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES
Note: Management believes that it is standard practice in the banking industry to present these non-GAAP measures. These measures provide useful information to management and investors by allowing them to make peer comparisons.

(1) Net interest income has been computed on a fully taxable equivalent basis ("FTE") using the federal income tax statutory rate of 21%.
(2) Core efficiency ratio excludes from total revenue the impact of derivative mark-to-market and excludes from "total noninterest expense" the amortization of intangibles and any other unusual items deemed by management to not be related to normal operations, such as merger, acquisition and severance costs.

(3) Includes held for sale loans.
(4) Excludes held for sale loans.
	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2026	2026	2025	2026	2025

Interest income	$162,309	$159,322	$162,709	$478,849	$468,763
Adjustment to fully taxable equivalent basis (1)	420	385	351	1,166	1,027
Interest income adjusted to fully taxable equivalent basis (non-GAAP)	162,729	159,707	163,060	480,015	469,790
Interest expense	45,989	46,880	51,586	141,113	155,877
Net interest income, (FTE) (1)	$116,740	$112,827	$111,474	$338,902	$313,913

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2026	2026	2025	2026	2025

Net Income	$44,943	$44,589	$41,328	$127,080	$107,426
Intangible amortization	1,341	1,303	1,567	4,008	4,009
Tax benefit of amortization of intangibles	(282)	(274)	(329)	(842)	(842)
Net Income, adjusted for tax affected amortization of intangibles	$46,002	$45,618	$42,566	$130,246	$110,593

Average Tangible Equity:
Total shareholders' equity	$1,558,460	$1,563,281	$1,530,610	$1,561,314	$1,484,551
Less: intangible assets	398,230	398,767	401,825	398,883	393,574
Tangible Equity	1,160,230	1,164,514	1,128,785	1,162,431	1,090,977
Less: preferred stock	—	—	—	—	—
Tangible Common Equity	$1,160,230	$1,164,514	$1,128,785	$1,162,431	$1,090,977

(8)Return on Average Tangible Common Equity	15.73%	15.71%	14.96%	14.98%	13.55%

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2026	2026	2025	2026	2025

Core Net Income:
Total Net Income	$44,943	$44,589	$41,328	$127,080	$107,426
Net securities gains	(33)	(311)	(369)	(573)	(373)
Tax benefit of net securities gains	7	65	77	120	78
Merger and acquisition related expenses	84	106	165	307	4,229
Tax benefit of merger and acquisition related expenses	(18)	(22)	(35)	(64)	(888)
Provision for credit losses - acquisition day 1 non-PCD	—	—	—	—	3,759
Tax benefit of provision for credit losses - acquisition day 1 non-PCD	—	—	—	—	(789)
Writedown on sale of Sale Leaseback	581	—	—	581	—
Tax benefit of loss on sale of Sale Leaseback	(122)	—	—	(122)	—
(5) Core net income	$45,442	$44,427	$41,166	$127,329	$113,442
Average Shares Outstanding Assuming Dilution	100,077,971	101,558,853	104,754,917	101,272,158	103,509,902
(6) Core Earnings per common share (diluted)	$0.45	$0.44	$0.39	$1.26	$1.10

Intangible amortization	1,341	1,303	1,567	4,008	4,009
Tax benefit of amortization of intangibles	(282)	(274)	(329)	(842)	(842)
Core Net Income, adjusted for tax affected amortization of intangibles	$46,501	$45,456	$42,404	$130,495	$116,609

(9) Core Return on Average Tangible Common Equity	15.90%	15.66%	14.90%	15.01%	14.29%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2026	2026	2025	2026	2025
Core Return on Average Assets:
Total Net Income	$44,943	$44,589	$41,328	$127,080	$107,426
Total Average Assets	12,183,086	12,191,133	12,210,003	12,199,522	11,997,612
Return on Average Assets	1.46%	1.47%	1.34%	1.39%	1.20%

Core Net Income (5)	$45,442	$44,427	$41,166	$127,329	$113,442
Total Average Assets	12,183,086	12,191,133	12,210,003	12,199,522	11,997,612
(7) Core Return on Average Assets	1.48%	1.46%	1.34%	1.40%	1.26%

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2026	2026	2025	2026	2025
Core Efficiency Ratio:
Total Noninterest Expense	$78,184	$74,235	$72,834	$228,014	$220,352
Adjustments to Noninterest Expense:
Intangible amortization	1,341	1,303	1,567	4,008	4,009
Merger and acquisition related	84	106	165	307	4,229
Writedown on sale of Sale Leaseback	581	—	—	581	—
Noninterest Expense - Core	$76,178	$72,826	$71,102	$223,118	$212,114

Net interest income, (FTE)	$116,740	$112,827	$111,474	$338,902	$313,913
Total noninterest income	26,727	26,997	24,857	78,311	72,108
Net securities gains	(33)	(311)	(369)	(573)	(373)
Total Revenue	143,434	139,513	135,962	416,640	385,648

Adjustments to Revenue:
Derivative mark-to-market	95	95	2	184	(151)
Total Revenue - Core	$143,339	$139,418	$135,960	$416,456	$385,799

(10)Core Efficiency Ratio	53.15%	52.24%	52.30%	53.58%	54.98%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	September 30,	June 30,	September 30,
	2026	2026	2025
Tangible Equity:
Total shareholders' equity	$1,484,049	$1,569,168	$1,541,837
Less: intangible assets	398,585	398,327	400,851
Tangible Equity	1,085,464	1,170,841	1,140,986
Less: preferred stock	—	—	—
Tangible Common Equity	$1,085,464	$1,170,841	$1,140,986

Tangible Assets:
Total assets	$12,196,935	$12,207,826	$12,310,376
Less: intangible assets	398,585	398,327	400,851
Tangible Assets	$11,798,350	$11,809,499	$11,909,525

(12)Tangible Common Equity as a percentage of Tangible Assets	9.20%	9.91%	9.58%

Shares Outstanding at End of Period	96,927,715	101,101,529	104,293,298
(11)Tangible Book Value Per Common Share	$11.20	$11.58	$10.94

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2026	2026	2025	2026	2025
Pre-tax pre-provision net revenue:
Net interest income	$116,320	$112,442	$111,123	$337,736	$312,886
Noninterest income	26,727	26,997	24,857	78,311	72,108
Noninterest expense	78,184	74,235	72,834	228,014	220,352
Pre-tax pre-provision net revenue	$64,863	$65,204	$63,146	$188,033	$164,642

Net securities gains	$(33)	$(311)	$(369)	$(573)	$(373)
Merger and acquisition related expenses	84	106	165	307	4,229
Writedown on Sale Leaseback	581	—	—	581	—
Core pre-tax pre-provision net revenue	$65,495	$64,999	$62,942	$188,348	$168,498

Net charge-offs	$4,581	$11,441	$12,247	$24,183	$18,103